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Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

    We consent to the use in this Pre-Effective Amendment No. 3 to the Registration Statement (No.333-172946) on Form N-2 of Centre Lane Investment Corp. of our report dated May 16, 2011, except for the 3rd paragraph of Note 3 as to which the date is June 8, 2011, relating to our audit of the financial statements, appearing in the Prospectus, which is part of this Registration Statement.

    We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ MCGLADREY & PULLEN, LLP
New York, New York
June 8, 2011

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  Exhibit (n)(1)
Consent of Independent Registered Public Accounting Firm